As filed with the Securities and Exchange Commission on August 28, 2008
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

STRATEGIC HOTELS & RESORTS, INC.
(Exact name of Company as specified in its charter)

Maryland		33-1082757
(State or other jurisdiction of incorporation or organization)		(I.R.S. Employer Identification No.)
200 West Madison Street, Suite 1700 Chicago, Illinois 60606-3415
(Address of principal executive offices)
Strategic Hotels & Resorts, Inc. Amended and Restated 2004 Incentive Plan
(Full title of the plan)
Paula C. Maggio Senior Vice President, Secretary and General Counsel 200 West Madison Street, Suite 1700 Chicago, Illinois 60606-3415 (312) 658-5000
(Name, address, including zip code, and telephone number, including area code, of agent for service):

Copies to:
Michael L. Zuppone, Esq. Paul, Hastings, Janofsky & Walker LLP 75 East 55th Street New York, NY 10022 (212) 318-6000

 CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (2)	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $0.01par value per share, reserved for issuance under the Amended and Restated 2004 Incentive Plan	1,200,000	$8.31	$9,972,000	$391.90

(1)
Estimated pursuant to Rule 457(c) under the Securities Act of 1933 solely for the purpose of calculating the registration fee based upon the average of the high and low reported sale prices of the Common Shares on The New York Stock Exchange on August 22, 2008.

(2)
Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers such number of additional securities as may be issued to prevent dilution from stock splits, stock dividends or similar transactions.

EXPLANATORY NOTE

This registration statement registers an additional 1,200,000 shares of Strategic Hotels & Resorts, Inc.’s (the “Company”) common stock, par value $0.01 per share, issuable pursuant to the Company’s 2004 Incentive Plan, as amended and restated effective May 22, 2008 (as amended, the “Plan”).  The Company previously filed a registration statement on Form S-8 with the Securities and Exchange Commission (the “Commission”) on Form S-8 on June 24, 2004, File No. 333-116837  (the “Original Filing”).  The contents of the Original Filing are incorporated herein by reference pursuant to General Instruction E of Form S-8.

 PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  Exhibits.

4.1	Amended and Restated 2004 Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on May 29, 2008).

5.1	Opinion of Venable LLP regarding the legality of the securities being registered hereunder. †

23.1	Consent of Venable LLP (included in Exhibit 5.1). †

23.2	Consent of Deloitte & Touche LLP, independent registered public accountants. †

24.1	Power of Attorney (included on the Signature Page). †

†	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on August 28, 2008.

STRATEGIC HOTELS & RESORTS, INC.

By:	/s/ Laurence S. Geller

	Name:	Laurence S. Geller
	Title:	Director, President and Chief
Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below authorizes Laurence S. Geller as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to execute in the name of each such person who is then an officer or director of Strategic Hotels & Resorts, Inc., and to file any amendments (including post effective amendments) to this Registration Statement and any registration statement for the same offering filed pursuant to Rule 462 under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated:

Signature	Title	Date
/s/ William A. Prezant
William A. Prezant	Chairman of the Board of Directors	August 28, 2008
/s/ Laurence S. Geller
Laurence S. Geller	Director, President and Chief Executive Officer (Principal Executive Officer)	August 28, 2008

/s/ James E. Mead
James E. Mead	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	August 28, 2008
/s/ Stephen Briggs
Stephen Briggs	Vice President, Controller (Principal Accounting Officer)	August 28, 2008
/s/ Robert P. Bowen
Robert P. Bowen	Director	August 28, 2008
/s/ Michael W. Brennan
Michael W. Brennan	Director	August 28, 2008
/s/ Edward C. Coppola
Edward C. Coppola	Director	August 28, 2008
/s/ Kenneth Fisher
Kenneth Fisher	Director	August 28, 2008
/s/ James A. Jeffs
James A. Jeffs	Director	August 28, 2008
/s/ Sir David M.C. Michels
Sir David M.C. Michels	Director	August 28, 2008

INDEX TO EXHIBITS

4.1	Amended and Restated 2004 Incentive Plan (incorporated herein by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Commission on May 29, 2008).

5.1	Opinion of Venable LLP regarding the legality of the securities being registered hereunder. †

23.1	Consent of Venable LLP (included in Exhibit 5.1). †

23.2	Consent of Deloitte & Touche LLP, independent registered public accountants. †

24.1	Power of Attorney (included on the Signature Page). †

†	Filed herewith